                                                Filed Pursuant to Rule 424(b)(2)
                                                       Registration No. 33-62485

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 7, 1995

                                 $250,000,000

                        PITNEY BOWES CREDIT CORPORATION

                       5.65% NOTES DUE JANUARY 15, 2003

                               ----------------

  Interest on the Notes is payable on January 15 and July 15 of each year, commencing July 15, 1998. The Notes are not redeemable at the option of the Company or repayable at the option of any holder prior to maturity, and do not have the benefit of a sinking fund.

  The Notes will be registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company ("DTC"), New York, New York. Beneficial interests in the Notes will be shown on, and transfers will be effected only through, records maintained by DTC (with respect to its participants' interests) and its participants. Except as described herein, the Notes will not be issued in certificated form. Settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC's Settlement System until maturity, and secondary market trading activity for the Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See "Description of Notes--Settlement and Payment".

                               ----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED UPON  THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT OR
    THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY
     IS A CRIMINAL OFFENSE.

                               ----------------

                                           PRICE TO   UNDERWRITING  PROCEEDS TO
                                           PUBLIC(1)  DISCOUNT(2)  COMPANY(1)(3)
                                          ----------- ------------ -------------
Per Note.................................   99.900%      0.500%       99.400%
Total.................................... 249,750,000  $1,250,000  $248,500,000

--------
(1) Plus accrued interest from January 15, 1998.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deducting expenses payable by the Company estimated at $410,000.

                               ----------------

  The Notes offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about January 16, 1998, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                 CREDIT SUISSE FIRST BOSTON

                               ----------------

          The date of this Prospectus Supplement is January 13, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               ----------------

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby (referred to in the Prospectus as "Offered Debt Securities") supplements the description of the general terms and provisions of Debt Securities set forth in the Prospectus under the caption "Description of Debt Securities".

GENERAL

  The Notes are to be issued as a series of Debt Securities under the Indenture between The Chase Manhattan Bank, as Trustee, as successor to Chemical Bank, which is more fully described in the Prospectus. Certain terms used herein are defined in the Prospectus.

  The Notes are to mature on January 15, 2003 and bear interest at the rate set forth on the cover page of this Prospectus Supplement, payable semi-annually on January 15 and July 15, commencing July 15, 1998, to the registered holders thereof on the preceding January 1 or July 1, as the case may be.

  The Notes are not redeemable at the option of the Company or repayable at the option of any holder prior to maturity.

BOOK-ENTRY NOTES

  The Notes will be issued as global Notes with DTC as the Depository for such Notes (each, a "Book-Entry Note"). The Notes will be issued as fully-registered securities in the name of Cede & Co., DTC's partnership nominee, and will be deposited with DTC.

  Upon the issuance of a global Note, the Depositary for such global Note or its nominee will credit the accounts of persons holding interests in such global Note with the respective principal or face amounts of the Book-Entry Notes represented by such global Note. Ownership of beneficial interests in a global Note will be limited to participants and to persons that may hold interests through institutions that have accounts with the Depositary ("participants"). Ownership of beneficial interests by participants in a global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such global Note. Ownership of beneficial interests in such global Note by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

  The total amount of any principal, premium, if any, and interest due on any global Note representing one or more Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary. None of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in the global Note representing any Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

  The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest on any such global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Note as shown on the records of the Depositary. The accounts to be credited shall be designated by the soliciting agent or, to the extent that such Notes are offered and sold directly, by the Company. Payments by participants to owners of beneficial interests in a global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

  Global Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  A global Note representing Book-Entry Notes is exchangeable for definitive Notes in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity and other terms and of differing denominations aggregating a like amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act (y) the Company in its sole discretion determines that all such global Notes shall be exchangeable for definitive Notes in registered form or (z) any event shall have occurred and be continuing which after notice or lapse of time, or both, would become an Event of Default with respect to the Notes. Such definitive Notes shall be registered in the names of the owners of the beneficial interests in such global Note as provided by the Depositary's relevant participants (as identified by the Depositary holding such global Note). Subject to the foregoing, the global Note is not exchangeable, except for a global Note of like denomination to be registered in the name of the Depositary or its nominee.

  So long as the Depositary for a global Note, or its nominee, is the registered owner of such global Note, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of Book-Entry Notes represented by such global Note for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Except as provided above, owners of beneficial interests in such a global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the indenture. Accordingly, each person owning a beneficial interest in such a global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Note.

  The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

SETTLEMENT AND PAYMENT

  Settlement for the Notes will be made by the Underwriters in immediately available funds. All payments of principal and interest on the Notes will be made by the Company in immediately available funds.

THE PAYING AGENT AND SECURITY REGISTRAR

  The Chase Manhattan Bank is the Paying Agent and Security Registrar with respect to the Notes and maintains a banking relationship with the Company.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement and in the Pricing Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:

                                                                    PRINCIPAL
                                                                      AMOUNT
                             UNDERWRITER                             OF NOTES
                             -----------                           ------------
    Goldman, Sachs & Co. ......................................... $125,000,000
    Credit Suisse First Boston Corporation........................  125,000,000
                                                                   ------------
      Total....................................................... $250,000,000
                                                                   ============

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Notes, if any are taken.

  The Underwriters propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.300% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not to exceed 0.250% of the principal amount of the Notes to certain brokers and dealers. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Notes are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that they intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

  In connection with the offering, the Underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and short positions created by the Underwriters involve the sale by the Underwriters of a greater dollar amount of the Notes than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Underwriters if such Notes are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    EXPERTS

  The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of Pitney Bowes Credit Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        PITNEY BOWES CREDIT CORPORATION

                                DEBT SECURITIES

                               ----------------

  Pitney Bowes Credit Corporation (the "Company" or "PBCC") from time to time may offer in one or more series its unsecured debt securities consisting of notes or debentures (the "Debt Securities") for issuance and sale at an aggregate initial offering price not to exceed $750,000,000 (or the equivalent at the time of offering in non-U.S. dollar denominated currencies or units). As used herein, Debt Securities shall include securities denominated, or whose principal is payable, in United States dollars, or, at the option of the Company, in any other currency or in composite currencies or in amounts determined by reference to an index. Debt Securities will be offered in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to underwriters, to or through dealers, acting as principals for their own account or acting as agents, or directly to other purchasers. See "Plan of Distribution".

                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate or rates (which may be fixed or variable), if any, and time of payment of any such interest, terms for redemption at the option of the Company or any holders, if any, terms for sinking fund payments, if any, the initial public offering price or prices, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

                               ----------------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 7, 1995.

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

  This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There is hereby incorporated in this Prospectus by reference the following documents which have been filed with the Commission (File No. 2-97411):

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994

    (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

    (3) The Company's Current Reports on Form 8-K dated June 28, 1995 and July 11, 1995.

  All documents filed with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to the Secretary, Pitney Bowes Credit Corporation, 201 Merritt Seven, Norwalk, Connecticut 06856-5151, telephone (203) 846-5600.

                                  THE COMPANY

  Pitney Bowes Credit Corporation (the "Company" or "PBCC") operates primarily in the United States and is a wholly-owned subsidiary of Pitney Bowes Inc. ("PBI" or "Pitney Bowes"). The Company is principally engaged in the business of providing lease financing for PBI products as well as other financial services for the commercial and industrial markets.

  PBI, a Delaware corporation organized in 1920, is listed on the New York Stock Exchange. Headquartered in Stamford, Connecticut, PBI and its affiliates employ approximately 28,800 people throughout the United States, Europe, Canada and other countries. PBI manufactures and markets products, and provides services in two industry segments: business equipment and services, and financial services.

  The Internal Financing Division of PBCC provides marketing support to PBI and PBI divisions. Equipment leased or financed for these Internal Division programs include mailing, paper handling and shipping equipment, scales, copiers, facsimile units and other office and business equipment. The transaction size for this equipment generally ranges from $500 to $500,000 although historically most transactions have occurred in the $1,000 to $10,000 range, with lease terms generally from 36 to 60 months.

  PBCC's External Financing Division operates in the large-ticket external market by offering financial services to its customers for products not manufactured or sold by PBI or its subsidiaries. Products financed through these External Division programs include both commercial and non-commercial aircraft, over-the-road trucks and trailers, railcars and locomotives, and high-technology equipment such as data processing and communications equipment. Transaction sizes (other than aircraft leases) range from $50,000 to several million dollars, with lease terms generally from 36 to 180 months. Aircraft transaction sizes range from $1 million to $27 million for non-commercial aircraft and up to $43 million for commercial aircraft. Lease terms are generally between two and 12 years for non-commercial aircraft and from 10 to 25 years for commercial aircraft. The Company has also participated in nine commercial aircraft leveraged lease transactions. The Company's investment in these transactions totaled $227.4 million as of December 31, 1994. The Company's External Financing Division has also participated, on a select basis, in certain other types of financial transactions including syndication of certain lease transactions, senior secured loans in connection with acquisition, leveraged buyout and recapitalization financing, and certain project financings.

  PBCC's External Financing Division is also responsible for managing Pitney Bowes Real Estate Financing Corporation ("PREFCO"), a wholly-owned subsidiary of PBCC providing lease financing for commercial real estate properties. Both PBCC and Pitney Bowes provide capital for PREFCO's investments.

  The Company's External Financing Division is also responsible for managing the Custom Vendor Finance ("CVF") programs. CVF provides funding source financing programs for non-affiliated vendors selling equipment with a cost generally in the range of $5,000 to $250,000.

  Colonial Pacific Leasing Corporation ("Colonial Pacific"), a wholly-owned subsidiary of PBCC, operates in the small-ticket external market and is located near Portland, Oregon. Colonial Pacific provides lease financing services to small- and medium-sized businesses throughout the United States, marketing exclusively through a nationwide network of brokers and independent lessors. Transaction size ranges from $2,000 to $250,000, with lease terms generally from 24 to 60 months.

  Atlantic Mortgage & Investment Corporation ("AMIC"), a wholly-owned subsidiary of PBCC, located in Jacksonville, Florida, specializes in servicing residential first mortgages for a fee. AMIC does not generally originate, hold, or assume the credit risk on mortgages it services. In return for a servicing fee, AMIC provides billing services and collects principal, interest, and tax and insurance escrow payments for mortgage investors such as the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association and private investors.

  Substantially all lease financing is done through full payout leases or security agreements whereby PBCC recovers its costs plus a return on investment over the initial, noncancelable term of the contract. The Company has also entered into a limited amount of leveraged and operating lease structures.

  Pursuant to an Amended and Restated Finance Agreement (the "Finance Agreement") between PBI and PBCC, PBI has agreed to retain, directly or indirectly, ownership of the majority of the outstanding shares of capital stock of the Company having voting power in the election of directors, to make payments, if necessary, to enable the Company to maintain a ratio of income available for fixed charges to fixed charges of 1.25 as of the end of each fiscal quarter, and to provide or cause to be provided funds sufficient to make timely payment of any principal, interest or premium in respect of any of the Company's indebtedness for borrowed money that has the benefit of the Finance Agreement if the Company is unable to make such payment. The Finance Agreement may not be amended, in any material respect, or terminated while the Company has any series of Debt Securities or any series of other debt outstanding that is, by its express terms, entitled to the provisions of the Finance Agreement unless at least two nationally recognized statistical rating agencies that have been rating such series of debt, confirm that their ratings for such series of debt will not be downgraded as a result or the holders of at least a majority of the outstanding principal amount of such series of debt have consented in writing. See "Description of Debt Securities-Certain Restrictions-Finance Agreement".

  PBCC, incorporated in Delaware in 1976, began business in 1977. Its executive offices are located at 201 Merritt Seven, Norwalk, Connecticut 06856-5151 (telephone 203-846-5600).

                      USE OF PROCEEDS AND FUNDING POLICY

  Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sales of the Debt Securities to repay short-term debt, to acquire finance contracts, to reduce or retire from time to time other indebtedness and for other general corporate purposes including possible acquisitions. The precise amount and timing of sales of the Debt Securities will be dependent on the level of finance contracts acquired by the Company, market conditions and the availability and cost of other funds to the Company.

  PBCC's borrowing strategy is to use a balanced mix of maturities, variable and fixed rate debt and interest rate swaps to control its sensitivity to interest rate volatility. The Company may borrow through the sale of commercial paper, under its confirmed bank lines of credit, and by private and public offers of intermediate or long-term debt securities. The Company may also issue up to $500 million in Debt Securities having maturities ranging from nine months to 30 years.

  While the Company's funding strategy of balancing short-term and long-term borrowings and variable- and fixed-rate debt may reduce sensitivity to interest rate changes over the long-term, effective interest costs have been and will continue to be impacted by interest rate changes. The Company periodically adjusts prices on its new leasing and financing transactions to reflect changes in interest rates; however, the impact of these rate changes on revenue is usually less immediate than the impact on borrowing costs.

                      RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of the Company's earnings to fixed charges, for the periods indicated:

   THREE MONTHS
  ENDED JUNE 30                          YEARS ENDED DECEMBER 31,
  -------------              --------------------------------------------------------------------------
 1995        1994            1994            1993            1992            1991            1990
 -----       -----           -----           -----           -----           -----           -----
 2.08x       2.43x           2.43x           2.37x           2.25x           1.88x           1.79x

  For the purpose of computing the ratio of earnings to fixed charges, earnings have been calculated by adding to earnings before income taxes the amount of fixed charges. Fixed charges consist of interest on debt and a portion of net rental expense deemed to represent interest.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  Offered Debt Securities (as defined below) are to be issued under an Indenture dated as of November 1, 1995 (the "Indenture"), between the Company and Chemical Bank, as Trustee. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Propectus is a part. The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture and the cited provisions thereof, the form of which is filed as an exhibit to the Registration Statement or otherwise incorporated by reference herein. The term "Securities" as used under this caption, refers to all Securities which may be issued under the Indenture and includes the Debt Securities.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured unsubordinated indebtedness of the Company. As of the date of this Prospectus, no Securities have been issued under the Indenture. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities") for the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date or dates from which any such interest will accrue; (5) the dates on which any such interest will be payable and the regular record dates for such interest payment dates; (6) the place or places where principal of (and premium, if any) and any interest on Offered Debt Securities shall be payable;
(7) any mandatory or optional sinking fund or analogous provisions; (8) if applicable, the price at which, the periods within which, and the terms and conditions upon which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company; (9) if applicable, the terms and conditions upon which the Offered Debt

Securities may be repayable prior to the final maturity at the option of the holders thereof (which option may be conditional); (10) whether the Offered Debt Securities are to be issued in whole or in part in permanent global form, without coupons, the Depositary for the permanent global security and the circumstances under which such global security may be exchanged for Securities registered, and any transfer of such global security may be registered in the name of persons other than the Depositary; (11) the denominations in which Offered Debt Securities shall be issuable if other than $1,000 and any integral multiple thereof; (12) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (13) the currency or composite currencies of payment of principal of and premium, if any, and any interest on the Offered Debt Securities; (14) if the principal of or any premium or interest on any of the Offered Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (15) if the principal amount payable at the Stated Maturity of any of the Offered Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (16) any index or formula used to determine the amount of payments of principal of and premium, if any, and any interest on the Offered Debt Securities; (17) the application, if any, of Section 402 or
Section 1008, relating to defeasance and discharge, defeasance of certain covenants, and certain conditions thereto; and (18) any other terms of the Offered Debt Securities. (Section 301)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

  Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other consideration applicable to Offered Debt Securities will be described in the Prospectus Supplement relating thereto. (Section 301)

CERTAIN DEFINITIONS

  The term "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any property of any character of the Company or any Subsidiary.

  The term "Subsidiary" means (i) with respect to the Company, any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, and (ii) with respect to PBI, any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by PBI or by one or more other Subsidiaries, or by PBI and one or more other Subsidiaries. For the purposes of such definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

  The term "Wholly-owned Subsidiary" means any Subsidiary of which, at the time of determination, all of the outstanding voting stock (other than directors' qualifying shares) is owned by the Company or PBI, as the case may be, directly and/or indirectly. For purposes of this definition, "voting stock" has the same meaning as under the definition of "Subsidiary".

  The term "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

  The term "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section
101)

CERTAIN RESTRICTIONS

  Finance Agreement. The Indenture provides that the Company (1) will observe and perform in all material respects all covenants or agreements of the Company contained in the Finance Agreement; and (2), without the consent of the holders of not less than a majority in principal amount of outstanding Securities affected, will not waive compliance under, amend or terminate the Finance Agreement; provided, however, that the Finance Agreement may be amended or terminated if such amendment or termination would not have a material adverse effect on the holders of any outstanding Securities of any series or if at least two nationally recognized statistical rating agencies that have rated any outstanding Securities confirm that their ratings for such Securities will not be downgraded as a result. (Section 1006)

  Restrictions on Liens and Encumbrances. The Company will not create, assume or guarantee any Secured Debt and will not permit any Subsidiary to create, assume, or guarantee any Secured Debt without, in any such case, making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Subsidiary), equally and ratably with such Secured Debt.

  This covenant will not apply to debt secured by (i) certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by the Company or any Subsidiary, (ii) mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by the Company or any Subsidiary,
(iii) mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or any Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or any Subsidiary,
(iv) mortgages, including mortgages, pledges, liens, security interests or encumbrances, on property of the Company or any Subsidiary in favor of the United States of America, any State thereof, or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, (v) certain extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing clauses (i) to (iv), inclusive, (vi) any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by the Company to one or more Wholly-owned Subsidiaries, (vii) any lien, chattel mortgage, security agreement, and other title retention agreement on tangible personal property, resulting from the Company, any Subsidiary, or an owner-trustee representing either of the foregoing acquiring or agreeing to acquire the same property for substantially concurrent leasing or financing to third parties in Leveraged Leases (as defined), or Partnerships (as defined), or (viii) any liens to secure non-recourse obligations in connection with the Company's or a Subsidiary's engaging in Leveraged Lease or single-investor lease transactions.

  Notwithstanding the above, the Company may, without securing the Debt Securities, create, assume or guarantee Secured Debt which would otherwise be subject to the forgoing restrictions, provided that, after giving effect thereto, the aggregate amount of all Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Sections 101 and
1007)

RESTRICTIONS ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

  The Indenture provides that no consolidation or merger of the Company with or into any other corporation and no conveyance or transfer of its property substantially as an entirety to another corporation may be made (1) unless (i) the surviving corporation or acquiring Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia and shall expressly assume the payment of principal and any premium and interest on all the Securities and the performance of every covenant in the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time would become an Event of Default, shall have happened and be continuing; and (iii) the Company has delivered the required Officers' Certificate and Opinion of Counsel to the Trustee; or (2) if, as a result thereof, any assets of the Company would become subject to a mortgage or other encumbrance which is not expressly excluded from the restrictions or permitted by the provisions of the Indenture (see "Certain Restrictions-Restrictions on Liens and Encumbrances") unless all the outstanding Securities are secured by a lien upon such assets equal with (or, at the Company's option, prior to) that of the indebtedness secured by such mortgage or encumbrance. (Section
801)

THE TRUSTEE

  The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment or claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section 613)

  Chemical Bank, the Trustee under the Indenture, maintains a banking relationship with the Company and PBI.

EVENTS OF DEFAULT AND NOTICES THEREOF

  The following events are defined in the Indenture as "Events of Default" with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days;
(c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 90 days after written notice given to the Company by the Trustee or the holders of at least 25% in principal amount of the Securities outstanding and affected thereby; (e) certain events in bankruptcy, insolvency or reorganization of the Company; and (f) any other Event of Default provided with respect to Securities of such series. (Section 501)

  If an Event of Default under clause (a), (b), (c), (d) (if less than all series of Securities are affected thereby) or (f) above with respect to Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Securities of each such series voting separately, in the case of clause (a), (b), (c) or (f), or of all such series effected thereby, voting as one class, in the case of (d) above, may declare the principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series to be due and payable immediately. If an Event of Default under clause (d) (if all series of Securities are affected thereby) or (e) above shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of all of the outstanding Securities may declare the principal amount (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all outstanding Securities to be due and payable immediately. Under certain circumstances the holders of a majority in aggregate principal amount of outstanding Securities of each series or of all series of Securities, voting as a class, as the case may be, may rescind or annul such declaration and its consequences. (Section 502) In the event the Company takes the necessary action to enable it to omit to comply with certain covenants of the Indenture as described under "Defeasance of Certain Covenants" and the Securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Securities at the time of the acceleration resulting from such Event of Default. (Section
1008) However, the Company shall remain liable for such payments.

  Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Securities shall give to the holders of Securities of that series, notice of all uncured defaults known to it (the term default to mean the Events of Default specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or any interest, or sinking fund installment, if any, on any Security, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of Securities. (Section 602)

  The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section
1009)

  The holders of a majority in principal amount of the outstanding Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, and, in certain circumstances, the holders of not less than a majority in aggregate principal amount of outstanding Securities of any series (voting as a separate class) or the holders of not less than a majority in aggregate principal amount of outstanding Securities of all Series (voting as a class), may waive certain defaults. (Sections 512 and 513)

  The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

MODIFICATION OF THE INDENTURE

  Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of each such outstanding Security affected thereby, (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Security; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Security or the principal amount due upon acceleration of an Original Issue Discount Security;
(3) change the place or currency of payment of principal (or premium, if any) or interest, if any, on any such Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Security; (5) reduce the above-stated percentage of holders of Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of holders of outstanding Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

DEFEASANCE AND DISCHARGE

  The Indenture provides that the Company may specify that, with respect to the Securities of a certain series, it will be discharged from any and all obligations in respect of such Securities (except for certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and any interest on and any mandatory sinking fund payments in respect of such Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Securities. Such a trust may only be established if the Company has delivered to the Trustee an Opinion of Counsel acceptable to the Trustee (who may be counsel to the Company) to the effect that, among other things, establishment of the trust would not cause the Securities of any such series listed on any nationally-recognized securities exchange to be de-listed as a result thereof and an Officer's Certificate or Opinion of Counsel to the effect that the Company has received from or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Securities. (Section 402) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

DEFEASANCE OF CERTAIN COVENANTS

  The Indenture provides that the Company may specify that, with respect to the Securities of a certain series, the Company may omit to comply with certain restrictive covenants described in Sections 1006 (Maintenance of Finance Agreement) and 1007 (Restriction on Creation of Secured Debt) of the Indenture and with any other negative or restrictive covenant of the Company (other than those contained in the Indenture) applicable to the Securities of any series if the Company deposits with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and any interest on and any mandatory sinking fund payments in respect of such Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Securities. The obligations of the Company under the Indenture other than with respect to the covenants referred to above shall remain in full force and effect. The Company will also be required to deliver to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that the deposit and related covenant defeasance will not be deemed, or result in, a taxable event with respect to holders of the Securities. (Section 1008) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. The Prospectus Supplement with respect to any sale of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters, the purchase price of the Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities may be listed.

  If underwriters are used in a sale of any Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

  Each issue of Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Debt Securities.

                          VALIDITY OF DEBT SECURITIES

  The validity of the Debt Securities will be passed upon for the Company by Keith H. Williamson, Vice President, Secretary and General Counsel of the Company and by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and, unless otherwise indicated in a Prospectus Supplement relating to Offered Debt Securities, for the underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Pitney Bowes Credit Corporation for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Description of Notes....................................................... S-2
Underwriting............................................................... S-5
Experts.................................................................... S-5

                                  PROSPECTUS
Additional Information.....................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds and Funding Policy.........................................   4
Ratio of Earnings to Fixed Charges.........................................   5
Description of Debt Securities.............................................   5
Plan of Distribution.......................................................  11
Validity of Debt Securities................................................  12
Experts....................................................................  12

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                                 $250,000,000

                                 PITNEY BOWES
                              CREDIT CORPORATION

                                  5.65% NOTES
                             DUE JANUARY 15, 2003

                         ----------------------------

                             PROSPECTUS SUPPLEMENT

                         ----------------------------

                             GOLDMAN, SACHS & CO.
                          CREDIT SUISSE FIRST BOSTON

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